EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Enzon Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-101898, 333-64110, 333-18051, 333-121468, 333-140282, 333-134453, and 333-132467) on Form S-8 and in the registration statements (Nos. 333-01535, 333-32093, 333-46117, 333-58269, 333-30818, 333-67506 and 333-137723) on Form S-3 of Enzon Pharmaceuticals, Inc. of our reports dated March 2, 2007, with respect to the consolidated balance sheets of Enzon Pharmaceuticals, Inc. and subsidiaries as of December 31, 2006 and December 31, 2005, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the year ended December 31, 2006, the six months ended December 31, 2005 and each of the years in the two-year period ended June 30, 2005, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” effective July 1, 2005.

/s/  KPMG LLP

Short Hills, New Jersey
March 2, 2007

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